Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Part B of Fidelity Garrison Street Trust: Fidelity Commodity Strategy Central Fund, which is included in Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
September 23, 2010